Ohio National Fund, Inc.

December 31, 2020

Section 906 Certifications

Michael J. DeWeirdt and R. Todd Brockman, respectively, the Principal Executive Officer and Principal Financial Officer of Ohio National Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge and belief that:

1.	The Registrant’s report on Form N-CSR for December 31, 2020 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 1, 2021	March 1, 2021
Date	Date

/s/ Michael J. DeWeirdt	/s/ R. Todd Brockman
Michael J. DeWeirdt	R. Todd Brockman
President	Treasurer
(Principal Executive Officer)	(Principal Financial Officer)
Ohio National Fund, Inc.	Ohio National Fund, Inc.

A signed original of this written statement required by Section 906 has been provided to Ohio National Fund, Inc. and will be retained by Ohio National Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.